UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 2, 2008

WINSTED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)



Florida   (State or other jurisdiction of incorporation)

0-32333   (Commission File Number)

65-0972865 (IRS Employer Identification No.)


c/o: Appletree Capital Ltd.
One Northfield Plaza, Suite 300
Northfield, IL 60093
(Address of Principal Executive Office)

Registrant?s telephone number, including area code: (847) 441-
1822


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))












ITEM 8.01 - OTHER EVENTS


Winsted Holdings Inc. (the ?Company?) has elected to withdraw as a reporting company with the Securities and Exchange
Commission (?Commission?) and filed a Form 15 on May 2, 2008.

In an 8-K filing dated July 21, 2006, the former management of Winsted Holdings, Inc. (the "Company") concluded that its previously issued financial statements as of and for the year ended December 31, 2005, the three months ended March 31, 2006, September 30, 2005, June 30, 2005 and March 31, 2005, should no longer be relied as a result of the Company not disclosing in the footnotes violations of the Investment Company Act of 1940 ("Investment Company Act") as a Business Development Company (?BDC?) and the Securities Act of 1933 ("Securities Act"). As a result the Company stated in the July 21, 2006 - 8K filing that it had intended to restate and re-file all report for the periods thereunder.

The current management had reconstructed the financial statement for the 2006, 2007 and current year to date. It could not get the prior independent certified accounting firm (auditor) to sign off on any restated 2005 reports since that auditor had resigned from the account, and could not get its current independent certified accounting firm (auditor) to sign off on the 2005 year reports since those records are no longer available to audit.

It left current management with no other option than to file the Form 15 with the Commission. It is the intention of current management to prepare the Company?s financial statement going forward for reporting status when the Company?s books and records can be audited by an independent accounting firm and accepted by the Commission

The Company plans to file all future material and relevant information with the Commission on the Form 8-K as appropriate

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTED HOLDINGS, INC.
By: /s/ Francis P. Manzo III
Francis P. Manzo III,
President and Director


Date: May 2, 2008